UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 22, 2010

OTIX GLOBAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4246 South Riverboat Road, Suite 300
Salt Lake City, UT 84123
(Address of principal executive offices)

(801) 312-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of matters to a Vote of Security holders

Otix Global, Inc. (“Otix”) announced today that its shareholders voted to approve the Agreement and Plan of Merger dated as of September 13, 2010 by and among William Demant Holding A/S (“WDH”), OI Merger Sub, Inc. and Otix, as amended on October 6, 2010 and October 14, 2010 (the“merger agreement”).  Pursuant to the merger agreement, WDH will acquire all the outstanding common stock of Otix.  Of the shares voted, approximately 99.5% voted in favor of the proposal to adopt the merger agreement, which represented approximately 68.3% of the total outstanding shares as of October 18, 2010, the record date.

Under the terms of the merger agreement, Otix shareholders will receive $11.01 in cash for each share of Otix common stock they own. Completion of the merger remains subject to clearance pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and other customary closing conditions. Subject to the satisfaction of these conditions, the merger is expected to close by the end of November.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Otix press release dated November 22, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated:  November 22, 2010.
OTIX GLOBAL, INC.

By:	/s/ Michael M. Halloran
Michael M. Halloran
Vice President and Chief Financial Officer